Exhibit 99.1

Ted Cohen Joins en2Go International, Inc. Board of Directors

Digital Music Pioneer Increases His Involvement in en2Go

BURBANK, Calif., August 12, 2008 /PRNewswire-FirstCall/ -- En2Go International, Inc. ("en2go" or the "Company") (OTC Bulletin Board: ENGO - News) a developer of next-generation applications, content and media assets targeting the computer desktops, television, PDAs, iPhones, iPods, cameras and  mobile phones announced today that Ted Cohen has joined the Company's Board of Directors.

  Cohen was appointed en2Go’s Chief Strategy Officer in December 2007.  Mr. Cohen is known throughout the technology and music industries as being “part ambassador and part evangelist” in integrating his widespread digital authority in music, mobile, IPTV and products and service development. Ted was instrumental in crafting the licensing agreements upon which the Rhapsody subscription service and the iTunes Music Store were launched. In his previous role as Senior VP Digital Development for EMI Music, he led next-generation digital business development world-wide for the “big four” record company. Prior to his role at EMI, Cohen served as Executive Vice President of Digital Music Network Inc, where he co-founded and served as Chairman of the ground-breaking Webnoize conferences. Ted is the Managing Partner of TAG Strategic and chairs MidemNet, the international music/technology conference held annually in Cannes.

Commenting on the election, Paul Fishkin, en2Go’s Chairman stated, “Ted has proved to be invaluable in shaping en2Go’s market strategy. We are now very pleased that Ted has joined the Board and will continue to provide his insight and experience to help us achieve our objectives.  His skill set will contribute the Board oversight of the implementation of our business plan and strategic initiatives.”

“Ted Cohen is world-renowned expert in digital media and is often quoted in the press regarding cutting-edge technologies,” stated Tolga Katas, founder of en2go. “He has a strong grasp on what’s around the corner in the digital future. He is the perfect board member for en2go as we continue our innovations for convergence.”

About en2go International, Inc.

en2go(TM) International, Inc., a Burbank, California-based company is developing and launching products that create a monetizable bridge between technology, digital entertainment, and the converged space they occupy. en2go is currently developing Flyxo(TM), eMaculate(TM) and Kandictionary(TM) among others based upon en2ools(TM). en2ools technology facilitates a light speed, browser-bypassing architecture for searching, sending, managing and viewing massive digital video, graphic and data files on the internet. Flyxo delivers a stream of mixed clips from HD video to high-resolution images to user's desktops. eMaculate enables users to search, share and download pictures (and eventually, all types of multimedia). eMaculate will evolve to become the ultimate multimedia organizer, capable of instantly transferring and organizing large multimedia files from different web sites, peers and networks. The Kandictionary is a customizable personalized dictionary and translator, which allows users to choose from over 80 different databases.

For further information about en2go call 1.888.730.4888 or visit http://www.en2go.net.

Forward Looking Statements: This release contains "forward-looking" statements that are based on present circumstances and on en2go's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and en2go assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Contact:

Paul Fishkin

1-888-730-4888